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                            NEXTLINK COMMUNICATIONS, INC.

                     6 1/2% CUMULATIVE CONVERTIBLE PREFERRED STOCK
                        (Liquidation Preference $50 per Share)

                                  PURCHASE AGREEMENT


                                        New York, New York
                                        March 27, 1998


Smith Barney Inc.
Goldman, Sachs & Co.
As Representatives of the Initial Purchasers
    c/o Smith Barney Inc.
        Seven World Trade Center
            New York, New York 10048

Ladies and Gentlemen:

     NEXTLINK Communications, Inc., a corporation organized under the laws of the State of Washington (the "Company"), proposes to issue and sell to the parties named in Schedule I hereto (the "Initial Purchasers") an aggregate of 4,000,000 shares and, at the election of the Initial Purchasers, up to an additional 600,000 such shares of 6 1/2% Cumulative Convertible Preferred Stock (liquidation preference $50 per share) of the Company. The aggregate of 4,000,000 such shares to be sold by the Company is herein called the "Firm Securities" and the aggregate of 600,000 additional such shares to be sold by the Company is herein called the "Optional Securities" (the Firm Securities and the Optional Securities that the Initial Purchasers elect to purchase pursuant to Section 2 hereof are collectively called the "Securities"). The Securities will be convertible in the manner described in the Offering Memorandum (as defined below) into Class A Common Stock, par value $0.02 per share, of the Company (the "Class A Common Stock"). If you are the only Initial Purchasers, all references herein to the Representatives shall be deemed to be to the Initial Purchasers.

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Securities Act of 1933, as amended (the "Act"), in reliance upon exemptions from the registration requirements of the Act. You have advised the Company that the Initial Purchasers will offer and sell the Securities purchased by them hereunder in accordance with Section 3 hereof as soon as you deem advisable.

     In connection with the sale of the Securities, the Company will prepare an offering memorandum, dated the date hereof (the "Execution Date"), including any and all exhibits thereto and any and all documents incorporated by reference therein (the "Offering Memorandum") subject to the approval of the Initial Purchasers, which approval will not be unreasonably withheld or delayed. References herein to the Offering Memorandum or to any amendment or supplement thereto shall also mean information incorporated by reference therein. References herein to the



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Offering Memorandum as of the date hereof refer to information contained in the documents to be incorporated by reference therein. The Offering Memorandum will set forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, all references herein to the Offering Memorandum are to the Offering Memorandum at the Execution Time (as defined below) and are not meant to include any amendment or supplement subsequent to the Execution Time.

     The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company has agreed, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Securities or the Exchange Securities (as defined in the Registration Rights Agreement) under the Act.

     1.   Representations and Warranties.

     (a) The Company represents and warrants to each of the Initial Purchasers as set forth below in this Section 1:

          (i) Contents of Offering Memorandum. The Offering Memorandum, at the Closing Date (as defined below), will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through Smith Barney Inc. specifically for inclusion therein. The documents incorporated by reference in the Offering Memorandum, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Offering Memorandum or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Initial Purchaser through Smith Barney Inc. expressly for use therein;


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          (ii) Independent Accountants.  The accountants who certified the financial statements included in the Offering Memorandum are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of Regulation S-X under the Act;

          (iii) Financial Statements. The financial statements, together with the related notes, included or incorporated by reference in the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum;

          (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (1) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (2) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (3) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock other than scheduled or regular dividends, if any, on outstanding preferred stock of the Company as previously disclosed to the Initial Purchasers;

          (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Washington and has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;

          (vi) Good Standing of Designated Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and NEXTLINK Pennsylvania, L.P. and NEXTLINK Ohio, L.L.C. (each a "Designated Subsidiary" and, collectively, the "Designated Subsidiaries") has been duly organized and is validly existing and in good standing, where applicable, as a corporation,


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     limited liability company or limited partnership, as the case may be, under the laws of the jurisdiction of its formation, has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign corporation, limited liability company or limited partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock or other equity interest of each Designated Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and 99% thereof is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interest of the Designated Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, or under the constituting or operative document or agreement of any Designated Subsidiary or under any agreement to which the Company or any Designated Subsidiary is a party;

          (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum as of the dates indicated therein. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company, as applicable;

          (viii) Authorization of Purchase Agreement and Registration Rights Agreement. This Agreement has been duly authorized, executed and delivered by the Company; the Registration Rights Agreement has been duly authorized by the Company and, when executed and delivered by the Company as of the Closing Date, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (ix) Authorization and Description of the Securities and Class A Common Stock. The Securities have been duly and validly authorized and, when issued and delivered pursuant to this Agreement against payment of the consideration specified in this Agreement, the Securities will be duly and validly issued and fully paid and non-assessable convertible preferred stock of the Company; when so issued and delivered, the Securities will have the rights set forth in the Certificate of Designation of the Powers, Preferences and Relative Participating, Optional and Other Special Rights of 61/2% Convertible Preferred Shares and Qualifications, Limitations and Restrictions thereof (the "Certificate of Designations"), and the terms of the Securities will conform to the description thereof contained in the
     Offering Memorandum.   All shares of Class A Common Stock initially
     issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the provisions of the Securities (assuming issuance and delivery of the Securities pursuant to this Agreement against payment of the consideration specified therefor), will be duly and validly issued, fully paid and non-assessable and will conform to the description thereof contained in the Offering Memorandum, and the holders of outstanding capital stock of the Company are not entitled to preemptive or other rights afforded by the Company to


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     subscribe for the shares of the Class A Common Stock of the Company issuable upon conversion of the Convertible Preferred Stock;

          (x) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its constituting or operative document or agreement or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party, or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; the execution, delivery and performance of this Agreement, the Registration Rights Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby, thereby or in the Offering Memorandum and the consummation of the transactions contemplated herein, therein and in the Offering Memorandum (including the issuance and sale of the Securities by the Company hereunder), the compliance by the Company with its obligations hereunder and under the Securities and the Registration Rights Agreement have been duly authorized by all necessary action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the constituting or operative document or agreement of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties. As used herein, a "Repayment Event" means any event or condition which gives the holder of any material note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries;

          (xi) Possession of Licenses and Permits. Except as set forth in or contemplated by the Offering Memorandum with respect to systems under development and the offering of dial tone service, each of the Company and its Designated Subsidiaries has all material certificates, consents, exemptions, orders, permits, licenses, authorizations, franchises or other material approvals (each, an "Authorization") of and from, and has made all material declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or appropriate for the Company and its Designated Subsidiaries to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except to the extent that the failure to obtain any such Authorizations or make any such declaration or filing would not, singly or in the aggregate, result in a Material Adverse Effect. Except as set forth in or contemplated by the Offering Memorandum, all


                                          5
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     such Authorizations are in full force and effect with respect to the
     Company and its Designated Subsidiaries; to the best knowledge of the Company, no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any such Authorization; the Company and its Designated Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and, except as set forth in the Offering Memorandum, the Company has no knowledge that any person is contesting or intends to contest the granting of any material Authorization; and neither the execution and delivery of this Agreement or the Securities, nor the consummation of the transactions contemplated hereby and thereby nor compliance with the terms, conditions and provisions hereof and thereof by the Company or any of its Designated Subsidiaries will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization;

          (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing labor disturbance by the employees of any of its or any of its subsidiaries' principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect;

          (xiii) Absence of proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which could reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary thereof is a party or of which any of their respective property or assets is the subject which are not described in the Offering Memorandum, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect;

          (xiv) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and except as otherwise described in the Offering Memorandum neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;


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          (xv)  Title of Property.  The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Offering Memorandum or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Offering Memorandum, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any subsidiary thereof to the continued possession of the leased or subleased premises under any such lease or sublease;

          (xvi) Tax Returns. The Company and its subsidiaries have filed all federal, state, foreign and, to the extent material, local tax returns that are required to be filed or have duly requested extensions thereof and have paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iii) above in respect of all federal, state, local and foreign taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities;

          (xvii) Environmental Laws. Except as described in the Offering Memorandum and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by


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     any private party or governmental body or agency, against or affecting the
     Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws;

          (xviii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act");

          (xix) Certain Disclosures in Offering Memorandum. The statements set forth in the Offering Memorandum under the caption "Description of Convertible Preferred Stock," insofar as they purport to constitute a summary of the terms of the Securities, and under the caption "Plan of Distribution", and under the caption "Business-Regulatory Overview" in the Company's Annual Report on Form 10-KSB, filed on March 25, 1998, which is incorporated therein by reference, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects; and the statements set forth in the Offering Memorandum under the caption "Certain United States Federal Income Tax Consequences", insofar as such statements purport to summarize certain United States federal income and estate tax consequences of the ownership and dispensation of the Securities by certain U.S. Holders and non-U.S. Holders (as such terms are defined in the Offering Memorandum) of the Securities, provide a fair summary of such consequences under current law;

          (xx) Cuba. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

          (xxi) No Manipulation or Stabilization. Neither the Company nor, to its knowledge, any of its officers, directors or affiliates has taken and will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

          (xxii) Other Listed Securities. No securities of the Company or any subsidiary that are of the same class (within the meaning of Rule 144A under the Act) as the Securities are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system;

          (xxiii) No General Solicitation or Directed Selling Efforts.
     Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Act ("Regulation D")), nor any person (excluding the Initial Purchasers as to the actions of which the Company makes no representation or warranty) acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company,

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     any Affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

          (xxiv) Eligibility of Securities. The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act;

          (xxv) Compliance with Exchange Act. The Company is subject to and in full compliance with the reporting requirements of Section 13 or
     Section 15(d) of the Exchange Act;

          (xxvi) Other Agents. The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement); and

          (xxvii) Additional Issuer Information. The information provided by the Company pursuant to Section 4(f) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to each Initial Purchaser as to the matters covered thereby.

     2.   Sale and Delivery to Initial Purchasers.

     (a) Securities. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a
purchase price per Security of $48.50,  the   number of Firm Securities set
forth opposite their respective names in Schedule A hereto and (ii) in the event and to the extent that the Initial Purchasers shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (i) of this Section 2(a), that portion of the number of Optional Securities as to which such election shall have been exercised (to be adjusted by Smith Barney Inc. so as to eliminate fractional shares) determined by multiplying such number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Initial Purchaser is entitled to purchase as set forth opposite the name of such Initial Purchaser in Schedule A hereto and the denominator of which is the maximum number of Optional Securities that all of the Initial Purchasers are entitled to purchase hereunder.

     The Company hereby grants to the Initial Purchasers the right to purchase at their election up to 600,000 Optional Securities, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised only by written notice from Smith Barney Inc. to the Company, given within a period of 30 calendar days after the date of this Agreement, setting

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forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Smith Barney Inc. but in no event earlier than the First Closing Time (as defined in Section 2(c) hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

     (b) Terms and Conditions of Sale. Upon the authorization by Smith Barney Inc. of the release of the Firm Securities, the several Initial Purchasers propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Offering Memorandum.

     (c) Closing and Payment. (i) The Securities to be purchased by each Initial Purchaser hereunder, in definitive form, and in such authorized denominations and registered in such names as Smith Barney Inc. may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Initial Purchasers, through the facilities of the Depository Trust Company ("DTC") (unless the Initial Purchasers shall otherwise instruct) for the account of such Initial Purchaser, against payment by or on behalf of such Initial Purchaser of the purchase price therefor by wire transfer or certified or official bank check or checks, payable to the order of the Company in immediately available (same day) funds. The Company will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the offices of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m. on March 31, 1998 (the "Closing Date"), or such other time and date as Smith Barney Inc. and the Company may agree upon in writing, and, with respect to the Optional Securities, 10:00 a.m. on the date specified by Smith Barney Inc. in the written notice given by Smith Barney Inc. of the Initial Purchaser's election to purchase such Optional Securities, or such other time and date as Smith Barney Inc. and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Closing Time", such time and date for delivery of the Optional Securities, if not the First Closing Time, is herein called the "Second Closing Time", and each such time and date for delivery is herein called a "Closing Time".

          (ii) The documents to be delivered at each Closing Time by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross receipt for the Securities and any additional documents requested by the Initial Purchasers pursuant to Section 6(j) hereof, will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at such Closing Time. A meeting will be held at the Closing Location at 2:00 p.m. on the New York Business Day next preceding the Closing Time, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 2, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     3. Offering of Securities. Upon the authorization by you of the release of the Securities, the Initial Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Initial Purchaser hereby represents and warrants to, and agrees with the Company that:

     (a) It will offer and sell the Securities only to: (i) persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A, or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

     (b)  It is a QIB; and

     (c) It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

     4. Covenants. Covenants of the Company. The Company covenants and agrees with each Initial Purchaser:

     (a) Preparation of Offering Memorandum; Notices. To prepare the Offering Memorandum in a form approved by the Initial Purchasers; to make no amendment or any supplement to the Offering Memorandum which shall be disapproved by the Initial Purchasers promptly after reasonable notice thereof; and to furnish the Initial Purchasers with copies thereof;

     (b) Copies of and Amendments to Offering Memorandum and Supplements. To furnish the Initial Purchasers with copies in such quantities as the Initial Purchasers may from time to time reasonably request of the Offering Memorandum and each amendment or supplement thereto signed by an authorized officer of the Company with the independent accountants' report(s) in the Offering Memorandum, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and if, at any time prior to the expiration of nine months after the Execution Date, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify the Initial Purchasers and upon the request of the Initial Purchasers to prepare and furnish without charge to each Initial Purchaser and to any dealer in securities as many copies as the Initial Purchasers may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance;

     (c) Lock-up. During the period beginning from the Execution Date and continuing to and including the date 90 days after the Closing Date, not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or announce an offering of, except as provided hereunder any shares of the capital stock of the Company ("Stock") or any securities convertible into or exchangeable for Stock (other than (i) grants of options and issuances and sales of Class A Common Stock issued pursuant to any employee or director stock option plan, stock ownership plan or stock purchase plan in effect on the date of this Agreement, (ii) issuances of Class A Common Stock upon the conversion of securities or the exercise of warrants outstanding on the date of this Agreement, (iii) issuance of Class B Common Stock upon exercise of options outstanding on the date of this Agreement, (iv) issuance of common stock pursuant to agreements in effect on the date of this Agreement (which issuances will not involve the issuance of a material amount of shares of Common Stock) or
(v) issuance of Common Stock in connection with acquisitions; provided that the recipients of such shares of Common Stock agree in writing with Smith Barney Inc. to be bound by the unexpired term of this agreement not to sell) without the prior written consent of Smith Barney Inc.

     (d) Investment Company. Not to be or become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the 1940 Act;

     (e) Portal. To use its reasonable best efforts to cause the Securities to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

     (f) Information to holders of Securities. (i) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of Securities, to furnish at its expense, upon request, to holders of Securities and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act;

          (ii) To furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Execution Date), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

     (g) Initial Purchasers. During a period of five years from the Execution Date, to furnish to the Initial Purchasers copies of all reports or other communications (financial or other) furnished to stockholders of the Company, and to deliver to the Initial Purchasers (i) as soon they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which the Securities or any class of securities or any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Initial Purchasers may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

     (h) Resales by Company and Affiliates. During the period of two years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Act) to, resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by any of them;

     (i) Resale Registration. The Company shall file, on or prior to 90 days after the Closing Date, and use its best efforts to cause to be declared or become effective under the Act, on or prior to 120 days after the Closing Date, a shelf registration statement on Form S-3 providing for the registration of the Securities and the Class A Common Stock issuable upon conversion of the Securities as described in the Offering Memorandum and provided for in the Registration Rights Agreement;

     (j) Use of Proceeds. To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Memorandum under the caption "Use of Proceeds";

     (k) Manner of Sale. Neither the Company nor any of its Affiliates nor any person acting on its or their behalf will offer or sell the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any Affiliate of the Company and any person acting on its or their behalf will comply with and will implement the "offering restriction" within the meaning of such Rule 902;

     (l) DTC. The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company;

     (m) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Class A Common Stock issuable upon conversion of the Securities on the NASDAQ National Market;

     (n) Free Shares. The Company will reserve and keep available at all times, free of preemptive rights, shares of Class A Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of the common stock of the Company upon conversion of the Securities.

     5. Expenses. The Company covenants and agrees with the Initial Purchasers that the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 10 hereof, including all costs and expenses incident to (i) the fees, disbursements and expenses of the Company's counsel and accountants and all other expenses in connection with the preparation, word processing, printing or other production of the Offering Memorandum and amendments and supplements thereto; (ii) the cost of word processing, printing or reproducing this Agreement, the Agreement Among Underwriters, the Selling Agreement, the Registration Rights Agreement, the Securities, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all arrangements relating to the delivery to the Initial Purchasers and dealers of copies of the foregoing documents; (iv) the costs and charges of any transfer agent or registrar and of DTC; (v) reasonable expenses in connection with any meetings with prospective investors in the Securities; (vi) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL market; and (vii) any fees charged by investment rating agencies for the rating of the Securities. It is understood, however, that, except as provided in this Section, and Sections 7, 8 and 11 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     If this Agreement is terminated by the Initial Purchasers in accordance with the provisions of Section 6 or Section 10 hereof, the Company shall reimburse the Initial Purchasers for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

     6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers, as to the Securities to be delivered at each Closing Time, are subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time") and at and as of such Closing Time, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) Opinion of Counsel for Company. At the Closing Time, the Initial Purchasers shall have received the favorable opinions, dated as of the Closing Date, of Willkie Farr & Gallagher, counsel for the Company, of R. Bruce Easter, Esq., Vice President, General Counsel and Secretary of the Company, and of Davis Wright Tremaine LLP, special Washington counsel to the Company, in form and substance satisfactory to counsel for the Initial Purchasers, to the effect set forth in Exhibits A-1, A-2 and A-3 hereto, respectively, and to such further effect as counsel to the Initial Purchasers may reasonably request;

     (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the favorable opinion, dated as of the Closing Date, of Sullivan & Cromwell, counsel for the Initial Purchasers, with respect to the incorporation of the Company, the Securities being delivered at the Closing Time, the common stock of the Company issuable upon conversion the Securities, the Offering Memorandum and such other related matters as the Initial Purchasers may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials;

     (c) Officers' Certificate. At such Closing Time, there shall not have been, since the Execution Date or since the date of the most recent financial statements included in the Offering Memorandum (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business except as set forth in the Offering Memorandum (exclusive of any supplement thereto), and the Initial Purchasers shall have received certificates of the Chairman of the Board, the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, satisfactory to the Initial Purchasers, to the effect that, at and as of such Closing Time, (i) they have carefully examined the Offering Memorandum and any supplements thereto and this Agreement, (ii) there has been no such material adverse change, (iii) the representations and warranties of the Company in Section 1 hereof are true and correct in all material respects on and as of the Closing Time with the same force and effect as though expressly made at and as of such Closing Time, and (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Time;

     (d) Accountant's Comfort Letter. At the First Closing Time, the Initial Purchasers shall have received from Arthur Andersen LLP a letter or letters dated as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to the Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum;

     (e) Bring-down Comfort Letter. At the Second Closing Time, the Initial Purchasers shall have received from Arthur Andersen LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to such Closing Date;

     (f) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (1) there has been no Material Adverse Effect, whether or not arising in the ordinary course of business, (2) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise (3) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (4) there has been no change or decrease specified in the letters referred to in Section 6(d) and 6(e) above, the effect of which, in any case referred to in clauses (1) through (4) above, is, in the sole judgment of the Initial Purchasers, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Offering Memorandum (exclusive of any amendment thereof or supplement thereto);

     (g) Maintenance of Rating. On or after the Execution Date, there shall not have occurred a downgrading in the rating assigned to the Company's debt securities or preferred stock by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

     (h) Offering Memorandum. The Offering Memorandum shall be in form and substance reasonably satisfactory to the Initial Purchasers. The Company shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of Offering Memoranda on the New York Business Day next succeeding the Execution Date;

     (i) Adequate Disclosure of Litigation. There is no litigation or governmental or other action, suit, claim, proceeding or investigation before any court or any public, regulatory or governmental agency or body, pending or, to the best of the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective officers (in their capacity as officers of the Company or such subsidiaries) or any of the properties, assets, business or rights of the Company or such subsidiaries which is of a character required to be disclosed in the Offering Memorandum which is not disclosed therein;

     (j) Additional Documents. At such Closing Time: (i) the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request; (ii) counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and (iii) all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers; and

     (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to such Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 5 and except that Sections 1, 7 and 8 shall survive any such termination and remain in full force and effect.

     7.   Indemnification.

     (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any and all losses, liabilities (joint or several), claims, damages and expenses whatsoever, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser through the Initial Purchasers specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Indemnification of Company, Directors and Officers. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, liabilities (joint or several), claims, damages and expenses described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to written information furnished to the Company by such Initial Purchaser through Smith Barney Inc. specifically for inclusion in the documents referred to in the foregoing indemnity. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the stabilization legend in block capital letters on the reverse of the cover page and, under the heading "Plan of Distribution", the paragraph related to stabilization in the Offering Memorandum constitute the only information furnished in writing by or on behalf of the several Initial Purchasers for inclusion in such Offering Memorandum.

     (c) Actions against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses (including legal or other expenses reasonably incurred in connection with investigating or defending same) incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement (provided that in no case shall any Initial Purchaser (except as may be provided in any agreement among Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder) or (ii) if the allocation provided by clause (i) is unavailable for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Initial Purchasers, in each case as set forth in the Offering Memorandum.

     The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.

     Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 8, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 8 are several in proportion to the number of Securities set forth opposite their respective names in Schedule I hereto and not joint.

     9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

     10.  Termination of Agreement.

     (a) Termination; General. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the NASDAQ or trading in securities generally on the New York Stock Exchange or the NASDAQ shall have been suspended or limited or minimum prices shall have been established on such Exchange or NASDAQ, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Initial Purchasers, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Offering Memorandum (exclusive of any supplement thereto).

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7 and 8 shall survive such termination and remain in full force and effect.

     11. Default by One or More of the Initial Purchasers. If any one or more of the Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser or Initial Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all of the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 11, the Closing Time shall be postponed for such period, not exceeding five Business Days, as the Initial Purchasers shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company and any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

     12. Reliance; Notices. In all dealings hereunder, the Initial Purchasers shall act on behalf of each of the Initial Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Initial Purchaser made or given by the Initial Purchasers jointly or by Salomon Brothers Inc on their behalf.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Initial Purchasers shall be delivered or sent by mail, telex or facsimile transmission to the Initial Purchasers in care of Smith Barney Inc. General Counsel (fax no. (212) 783-1752) and confirmed to Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, Attention:
General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: General Counsel; provided, however, that any notice to an Initial Purchaser pursuant to Section 7(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in its Initial Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Initial Purchasers upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and the controlling persons and officers and directors referred to in Sections 7 and 8 and their respective heirs, executors, administrators, successors and assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and said controlling persons and officers and directors and their respective heirs, executors, administrators, successors and assigns, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

     14. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     15. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     16. Effect of Headings. The Section and sub-section headings herein are for convenience only and shall not affect the construction hereof.

     17.  Counterparts.   This Agreement may be executed by any one of more of
the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, and upon the acceptance hereof by Smith Barney Inc., on behalf of each of the Initial Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Initial Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Initial Purchasers is pursuant to the authority set forth in a form of Agreement among Initial Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                   Very truly Yours,

                                   NEXTLINK Communications, Inc.



                                   By__________________________________
                                       Name:
                                       Title:


CONFIRMED AND ACCEPTED,
  as of the date first above written:


Smith Barney Inc.
Goldman, Sachs & Co.

By:  Smith Barney Inc.



By____________________________________
     Name:
     Title:

For themselves and on behalf of the
other Initial Purchasers named in Schedule I hereto.

                                      SCHEDULE A


                                                                 Number of
                                                            Optional Securities
                                    Total Number of         to be Purchased if
                                   Firm Securities to         Maximum Option
     Initial Purchaser               be Purchased               Exercised
     -----------------             ------------------      -------------------

Smith Barney Inc.....................  3,200,000                 480,000
Goldman, Sachs & Co..................    800,000                 120,000
                                       ---------                 -------
     Total ..........................  4,000,000                 600,000
                                       ---------                 -------
                                       ---------                 -------


                                                          ANNEX I


     (1) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. The Initial Purchasers represent that they have offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, the Initial Purchasers agree that neither they nor any persons acting on their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and they have complied and will comply with the offering restrictions requirement of Regulation S. The Initial Purchasers agree that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), they will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED AND SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE CLOSING DATE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A IF AVAILABLE) UNDER THE SECURITIES ACT. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM BY REGULATION S."

Terms used in this paragraph have the meanings given to them by Regulation S.

     The Initial Purchasers further agree that they have not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with their affiliates or with the prior written consent of the Company.

     (2) The Initial Purchasers further agree, on behalf of themselves and their affiliates, that (a) they have not offered or sold and, prior to the date six months after the date of issue of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) they have complied, and will comply, with all applicable provisions of the Financial Services Act 1996 of Great Britain with respect to anything done by them in relation to the Securities in, from or otherwise involving the United Kingdom and (c) they have only issued or passed on and will only issue or pass on in the United Kingdom any document received by them in connection with the issuance of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

                                                                     Exhibit A-1

                     FORM OF OPINION OF WILLKIE FARR & GALLAGHER
                       TO BE DELIVERED PURSUANT TO SECTION 6(a)


     (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington.

     (ii) The Company has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

     (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Offering Memorandum as of the dates indicated therein; except that the par value of the Class A Common Stock and the class B Common Stock is $.022658473; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

     (v) Each Designated Subsidiary has been duly formed and is validly existing as a corporation, limited liability company or limited partnership in good standing, as applicable, under the laws of the jurisdiction of its formation, and has power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum; all of the issued and outstanding shares, membership interests or partnership interests of each Designated Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise set forth in the Offering Memorandum in respect of the minority interests described therein, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

     (vi) The Purchase Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company, and the Registration Rights Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, provided that such counsel need express no opinion as to the enforceability of provisions with respect to indemnity for liabilities arising under the Securities Act of 1933, as amended.

     (vii) The issuance of the Securities is not subject to any statutory preemptive or other similar rights of any security holder of the Company or, to such counsel's knowledge, any other preemptive or other similar rights of any security holder of the Company.

     (viii) The Securities have been duly and validly authorized and delivered and have been duly and validly issued and are fully paid and non-assessable and conform in all material respects


                                    A-1-1
to the descriptions thereof in the Offering Memorandum. The shares of Class A Common Stock of the Company to be issued upon conversion of the Securities have been duly and validly authorized and reserved for issuance upon such conversion and, when issued will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Offering Memorandum, and the holders of outstanding capital stock of the Company are not entitled to preemptive or other rights afforded by the Company to subscribe for the shares of the common stock of the Company issuable upon conversion of the Securities

     (ix) The information in the Offering Memorandum under the caption "Description of Convertible Preferred Stock", to the extent that it constitutes a summary of the terms of the Securities, and under the caption "Plan of Distribution", and the information under the caption "Business -- Regulatory Overview" included in the Company's Annual Report on Form 10-KSB, filed on March 25, 1998, which is incorporated therein by reference, to the extent that it constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is correct in all material respects.

     (x) The statements set forth in the Offering Memorandum under the caption "Certain United States Federal Income Tax Consequences", insofar as such statements purport to summarize certain United States federal income and estate tax consequences of the ownership and dispensation of the Securities by certain U.S. Holders and non-U.S. Holders of the Securities, provide a fair summary of such consequences under current law.

     (xi) All descriptions in the Offering Memorandum of contracts and other documents to which the Company or any of its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described in the Offering Memorandum that are not described or referred to in the Offering Memorandum other than those described or referred to therein and the descriptions thereof or references thereto are correct in all material respects.

     (xii) The documents incorporated by reference in the Offering Memorandum (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.

     (xiii) To our best knowledge, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other constituting or operative document or agreement and, to the best of our knowledge, no default by the Company or any of its subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Offering Memorandum.

     (xiv) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required


                                     A-1-2
for the performance by the Company of its obligations under the Purchase Agreement or the Registration Rights Agreement, in connection with the offering, issuance or sale of the Securities hereunder or thereunder or the consummation of the actions contemplated by the Purchase Agreement or the Registration Rights Agreement, except the registration under the Act of the Securities and the shares of Class A Common Stock to be issued upon conversion of the Securities in connection with the Shelf Registration.

     (xv) The issue and sale of the Securities, the execution, delivery and performance of the Purchase Agreement, the Securities, the Registration Rights Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby, thereby or in the Offering Memorandum, and the consummation of the transactions contemplated herein, therein and in the Offering Memorandum (including the issuance and sale of the Securities by the Company hereunder), the compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, or any other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiaries thereof is subject, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the constituting or operative document or agreement of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties.

     (xvi) The Company is not, and upon the issuance and sale of the Securities and the application of the net proceeds therefrom will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     (xvii) Although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum, except for those referred to in subsection (x) of this opinion, such counsel has no reason to believe that, as of its date, the Offering Memorandum or any further amendment or supplement thereto made by the Company prior to each Closing Time (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of such Closing Time, the Offering Memorandum or any further amendment or supplement thereto made by the Company prior to such Closing Time (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


                                     A-1-3

     In rendering such opinion, such counsel (A) may rely (i) as to matters involving the application of the laws of the State of Washington, upon the opinion of Davis Wright Tremaine LLP, special Washington counsel to the Company (which opinion shall be dated and furnished to the Initial Purchasers at the Closing Time, shall be satisfactory in form and substance to counsel for the Initial Purchasers and shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them), provided that Willkie Farr & Gallagher shall state in their opinion that they believe that they and the Initial Purchasers are justified in relying upon such opinion, and (ii) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials and (B) may state that they express no opinion as to the laws of any jurisdiction outside the United States. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     A-1-4

                                                                     Exhibit A-2

                       FORM OF OPINION OF R. BRUCE EASTER, ESQ.
                       TO BE DELIVERED PURSUANT TO SECTION 6(a)


     (i) There is not pending or, to the best of my knowledge, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary thereof is a party, or to which the property of the Company or any subsidiary thereof is subject, before or brought by any court or governmental agency or body, which could reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement, the Registration Rights Agreement or the Securities or the performance by the Company of its obligations thereunder or the transactions contemplated by the Offering Memorandum.

     (ii) To the best of my knowledge and except as set forth in or contemplated by the Offering Memorandum with respect to systems under development, (a) each of the Company and its Designated Subsidiaries has all Authorizations of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, which are necessary or appropriate for the Company and its Designated Subsidiaries to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Offering Memorandum, except to the extent that the failure to obtain any such Authorizations or make any such declaration or filing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect,
(b) all such Authorizations are in full force and effect with respect to the Company and its Designated Subsidiaries, (c) no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any such Authorization and (d) the Company and its Designated Subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto.

     (iii) To the best of my knowledge, neither the execution and delivery of the Purchase Agreement, the Registration Rights Agreement or the Securities, nor the consummation by the Company of the transactions contemplated hereby or thereby will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization.

     In rendering such opinion, such counsel (A) may rely (i) as to matters involving the application of the laws of the State of Washington, upon the opinion of Davis Wright Tremaine LLP, special Washington counsel to the Company (which opinion shall be dated and furnished to the Initial Purchasers at the Closing Time, shall be satisfactory in form and substance to counsel for the Initial Purchasers and shall expressly state that the Initial Purchasers may rely on such opinion as if it were addressed to them), provided that Mr. Easter shall state in his opinion that he believes that he and the Initial Purchasers are justified in relying upon such opinion, and (ii) as to matters of fact (but not as to legal conclusions), to the extent he deems proper, on certificates of responsible officers of the Company and public officials and (B) may state that he expresses no opinion as to the laws of any jurisdiction outside the United States. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     A-2-1

                                                                     Exhibit A-3

                    FORM OF OPINION OF DAVIS WRIGHT TREMAINE  LLP
                       TO BE DELIVERED PURSUANT TO SECTION 6(a)


     (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Washington.

     (ii) Each of the Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company under the laws of the State of Washington.

     (iii) The Securities have been duly and validly authorized and executed by the Company and delivered and have been duly and validly issued and are fully paid and non-assessable. The shares of Class A Common Stock of the Company to be issued upon conversion of the Securities have been duly and validly authorized and reserved for issuance upon such conversion and, when issued will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Offering Memorandum and the holders of outstanding Capital Stock of the Company and are not entitled to preemptive rights to subscribe for the shares of the Common Stock of the Company issuable upon conversion of the Securities.

     (iv) The issue and sale of the Securities, the execution, delivery and performance of the Purchase Agreement, the Securities, the Registration Rights Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated thereby or in the Offering Memorandum, and the consummation of the transactions contemplated therein and in the Offering Memorandum (including the issuance and sale of the Securities by the Company under the Purchase Agreement and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds"), the compliance by the Company with its obligations under the Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with, contravene or constitute a breach of the Company's Articles of Incorporation or By-Laws.

     (v) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency of the State of Washington is necessary or required for the performance by the Company of its obligations under the Purchase Agreement or the Registration Rights Agreement in connection with the offering, issuance or sale of the Securities thereunder or the consummation of the actions contemplated by the Purchase Agreement or the Registration Rights Agreement.

     (vi) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement.

     (vii) Each Designated Subsidiary formed under the laws of the State of Washington has been duly formed and is validly existing as a limited liability company or limited partnership under the laws of the State of Washington, each such limited liability company has the power and authority under the Washington limited liability company act and its limited liability company agreement, and each such limited partnership has the partnership power and authority, to own, lease and operate its respective properties and to conduct its respective business as described in the Offering Memorandum, and all of the issued and outstanding


                                     A-3-1
membership interests or partnership interests of each such Designated Subsidiary have been duly authorized and validly issued.

     (viii) The authorized capital stock of the Company is as set forth in the Offering Memorandum, except that the par value of the Class A Common Stock and the Class B Common Stock is $0.022658473; the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

     (ix) To our knowledge, neither the Company nor any of its Designated Subsidiaries is in violation of, as applicable, its articles of incorporation, bylaws, limited liability company agreement or partnership agreement.

          In rendering such opinion, such counsel (A) may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials and (B) may state that they express no opinion as to the laws of any jurisdiction other than the State of Washington. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).


                                     A-3-2